UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2006

METASOLV, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17920	75-2912166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5556 Tennyson Parkway

Plano, Texas 75024

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 403-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 6, 2006, the Compensation Committee of the Board of Directors of MetaSolv, Inc. (the “Registrant”) modified the form of Performance Award Grant Agreement filed with the Commission under Form 8-K by the Company on September 10, 2004 (the “Agreement”) for performance awards to be granted to employees of the Registrant pursuant to the MetaSolv, Inc. Long Term Incentive Plan (the “Plan”). In addition to the form of Agreement filed with the Commission under Form 8-K by the Company on September 10, 2004, the Committee authorized the attached alternative Performance Award Grant Agreement. The attached alternative Agreement is modified to provide that performance awards will be settled in fully vested shares of the Registrant’s authorized common stock, par value $.005 (“Common Stock”), rather than shares of restricted stock subject to restrictions on transfer and a risk of forfeiture. In addition, the attached alternative Agreement provides for accelerated settlement of the performance award, to the extent not previously forfeited, upon the occurrence of the employee’s death or a “Change in Control” as defined in the Agreement and in the Plan.

This additional form of Agreement pursuant to which such performance awards may be granted is filed as an exhibit hereto and the description above is qualified in its entirety to the attached agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed as part of this Report:

Exhibit Number	Description

10.1*	Performance Award Grant Agreement

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASOLV, INC.

By:	/s/ Jonathan K. Hustis
Jonathan K. Hustis Executive Vice President – Legal, General Counsel & Secretary Duly Authorized Officer of the Registrant

Date: February 7, 2006

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EXHIBIT INDEX

Exhibit Number	Description

10.1*	Performance Award Grant Agreement

*Filed herewith.

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